As filed with the Securities and Exchange Commission on March 22, 2001
                                                    Registration No. 333-______

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                       ____________________________________


                            Darden Restaurants, Inc.
                (Exact name of registrant as specified in its charter)

            Florida                                           59-3305930
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                             5900 Lake Ellenor Drive
                             Orlando, Florida 32809
                 (Address of principal executive offices) (Zip Code)

                            Stock Plan for Directors
                  Compensation Plan for Non-Employee Directors
              Restaurant Management and Employee Stock Plan of 2000
                           (Full titles of the plans)


                                                          Copy to:

               Paula J. Shives, Esq.             Gary L. Tygesson, Esq.
       Senior Vice President, General Counsel     Dorsey & Whitney LL
                 and Secretary                  220 South Sixth Street
             5900 Lake Ellenor Drive          Minneapolis, Minnesota 55402
              Orlando, Florida 32809                (612) 340-2600
       (Name and address of agent for service)
                 (407) 245-4000
       (Telephone number, including area code,
              of agent for service)

                           _____________________________


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================

====================================================================================================================================
Title of                   Amount              Proposed maximum       Proposed
securities                 to be               offering  price        maximum aggregate        Amount of
being registered         registered (1)        price per share (2)    offering price (2)     registration fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock
(no par value)          3,900,000 shares (3)       $23.03               $89,797,500.00            $22,449.38
====================================================================================================================================

(1) Pursuant to rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. This registration statement shall also cover any additional shares of common stock which shall become issuable under the Stock Plan for Directors, Compensation Plan for Non-Employee Directors, and Restaurant Management and Employee Stock Plan of 2000 by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the registrant's common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (h) and (c), based upon the average of the high and low prices of the registrant's common stock, as reported on the New York Stock Exchange on March 15, 2001.
================================================================================

(3) 250,000 shares under the Stock Plan for Directors, 50,000 shares under the Compensation Plan for Non-Employee Directors and 3,600,000 shares under the Restaurant Management and Employee Stock Plan of 2000.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents that have been filed by Darden Restaurants, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement, as of their respective dates:

        (a) the Company's Annual Report on Form 10-K for the fiscal year ended May 28, 2000;

        (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 27, 2000 and November 26, 2000;

        (c) the Company's Current Reports on Form 8-K, filed on August 31, 2000, September 22, 2000, November 13, 2000 and December 21, 2000; and

        (d) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 dated March 9, 1995, as amended on April 21, 1995, May 2, 1995 and May 5, 1995, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Registration Statement and prior to the termination of the offering described herein.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

      The description of the Company's capital stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5.  Interests of Named Experts and Counsel.

      Not Applicable.

Item 6.  Indemnification of Directors and Officers.

      Pursuant to authority conferred by Florida law, the Company's Articles of Incorporation contain a provision providing that no director of the Company shall be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, unless (i) the director breached or failed to perform his or her duties as director and (ii) the breach or failure constitutes (a) a violation of criminal law (except where he or she had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe the conduct was unlawful), (b) a transaction from which the director derived improper personal benefit, (c) improper distributions, (d) conscious disregard of the Company's best interest or willful conduct, or (e) recklessness or an act or omission in bad faith.

      The Company's Articles of Incorporation also provide that if Florida law is amended to further eliminate or limit the liability of directors, then the liability of a director of the Company shall be eliminated or limited, without further shareholder action, to the fullest extent permissible under Florida law as so amended.

      Florida law contains provisions permitting and, in some situations, requiring Florida corporations, such as the Company, to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation in those capacities. The Company's Articles of Incorporation and Bylaws contain provisions requiring indemnification by the Company of its directors and officers to the fullest extent that is permitted by law. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding. In addition, the Company's Articles of Incorporation and Bylaws authorize it to purchase insurance for its directors and officers insuring them against certain risks as to which the Company may be unable lawfully to

                                      II-B
indemnify them. The Company maintains insurance coverage for its officers and directors as well as insurance coverage to reimburse the Company for potential costs of its corporate indemnification of officers and directors.

      The Securities and Exchange Commission has taken the position that insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted by a company to its directors and officers, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

      No securities are to be reoffered or resold pursuant to this registration statement.

Item 8.  Exhibits.

      4.1 Articles of Incorporation (incorporated herein by reference to Exhibit 3(a) to the Company's registration statement on Form 10 effective May 5, 1995).

      4.2 Bylaws (incorporated herein by reference to Exhibit 3(b) to the Company's registration statement on Form 10 effective May 5,
              1995).

      4.3 Rights Agreement dated as of May 28, 1995 between the Company and Norwest Bank Minnesota, N.A., as amended May 23, 1996, assigned to First Union National Bank, as Rights Agent, as of September 29, 1997 (incorporated by reference to Exhibit 4(a) to the Company's Annual Report on Form 10-K for the fiscal year ended May 31,
              1998).

      5.1     Opinion of Counsel regarding legality.

      23.1    Consent of KPMG LLP.

      23.2    Consent of Counsel (included in Exhibit 5.1).

      24.1    Powers of Attorney.

Item 9.  Undertakings.

(a)   POST-EFFECTIVE AMENDMENTS

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (a)(1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   CLAIMS FOR INDEMNIFICATION

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on March 22, 2001.

                                       DARDEN RESTAURANTS, INC.

                               By      /s/ Paula J. Shives
                                       ----------------------------------------
                                       Paula J. Shives
                                       Senior Vice President, General Counsel
                                       and Secretary

       Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                               Date

/s/ Joe R. Lee                    Director, Chairman of the      March 22, 2001
Joe R. Lee                        Board and Chief Executive
                                  Officer (principal executive
                                  officer)

/s/ Clarence Otis, Jr.            Senior Vice President - Chief  March 22, 2001
Clarence Otis, Jr.                Financial Officer (principal
                                  financial and accounting
                                  officer)

Bradley D. Blum                   Director                       March 22, 2001
Bradley D. Blum*

Daniel B. Burke                   Director                       March 22, 2001
Daniel B. Burke*

Odie C. Donald                    Director                       March 22, 2001
Odie C. Donald*

Julius Erving, II                 Director                       March 22, 2001
Julius Erving, II*

Richard E. Rivera                 Director                       March 22, 2001
Richard E. Rivera*

Michael D. Rose                   Director                       March 22, 2001
Michael D. Rose*

Hector de J. Ruiz                 Director                       March 22, 2001
Hector de J. Ruiz*

Maria A. Sastre                   Director                       March 22, 2001
Maria A. Sastre*

Jack A. Smith                     Director                       March 22, 2001
Jack A. Smith*

Blaine Sweatt, III                Director                       March 22, 2001
Blaine Sweatt, III*

Rita P. Wilson                    Director                       March 22, 2001
Rita P. Wilson*

*By     /s/ Paula J. Shives
        Paula J. Shives
        Attorney-in-Fact

                                  EXHIBIT INDEX


      4.1 Articles of Incorporation (incorporated herein by reference to Exhibit 3(a) to the Company's registration statement on Form 10 effective May 5, 1995).

      4.2 Bylaws (incorporated herein by reference to Exhibit 3(b) to the Company's registration statement on Form 10 effective May 5,
              1995).

      4.3 Rights Agreement dated as of May 28, 1995 between the Company and Norwest Bank Minnestoa, N.A., as amended May 23, 1996, assigned to First Union National Bank, as Rights Agent, as of September 29, 1997 (incorporated by reference to Exhibit 4(a) to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1998).

      5.1     Opinion of Counsel regarding legality.

      23.1    Consent of KPMG LLP.

      23.2    Consent of Counsel (included in Exhibit 5.1).

      24.1    Powers of Attorney.